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                                                                   EXHIBIT 10.18

                             EMPLOYMENT AGREEMENT

       THIS AGREEMENT is hereby made and entered into by and between ENERGY SEARCH, INCORPORATED, a Tennessee corporation ("Employer"), and JOHN M. JOHNSTON ("Employee"), this 10th day of September, 1996.

                              W I T N E S S E T H:

     1. EMPLOYMENT. Employer employs Employee, and Employee accepts employment, upon the terms and conditions of this Agreement.

     2. TERM. The term of this Agreement, and of Employee's employment hereunder, shall begin on January 1, 1997, and shall terminate on December 31, 1997. This Agreement, and Employee's employment hereunder, shall be renewed automatically for successive periods of one (1) year each, subject to termination as provided hereinafter.

     3. COMPENSATION.
        (a) During the first year of employment, Employer shall pay to Employee as Base Salary Compensation for his services the sum of Seventy-Two Thousand Dollars ($72,000) per annum, which shall be paid in arrears in equal biweekly installments of Three Thousand Dollars ($3,000) each.
        (b) If the gross working interest revenue of the Employer increases by 20% per annum, Employee shall receive as additional compensation, a yearly Performance Bonus of twenty-five percent (25%) of Employee's Base Salary.
          (i) For those periods of Employee's employment that do not coincide with Employer's fiscal year, the amount of the Performance Bonus shall be based upon the proportion of whole months Employee is in the employ of Employer during such fiscal year bears to twelve (12) months.
          (ii) Payment of the bonus shall be made no later than ninety (90) days after the end of the fiscal year for which the calculation is made and shall be accompanied by a copy of the financial data on which the Performance Bonus is based.

     4. DUTIES. Employee is engaged as Vice-President of Exploration and Development for Employer and shall have such authority as is commensurate with said position and shall have the following specific duties: Coordinating all geologic activities of the Company including geologic evaluation of sites, site selection, coordination of all leasing, drilling and completion

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activities, and the general supervision of company personnel in the field and such other duties as the President of the Company delegates.

     5. EXTENT OF SERVICES. Employee shall devote his entire time, attention, and energies to Employer's business and shall not during the term of this Agreement be engaged in any other business activity whether or not such business activity is pursued for gain, profit, or other pecuniary advantage. However, Employee may invest his assets in such form or manner as will not require his services in the operation of the affairs of the companies or entities in which such investments are made.

     6. WORKING FACILITIES. Employee shall have a private office, stenographic help, typing and filing assistance, telephone(s) and facsimile machine(s), and such other facilities and services as are suitable to his position and appropriate for the performance of his duties.

     7. EXPENSES.
        (a) Reimbursement. Employer shall reimburse Employee for all reasonable and necessary business expenses incurred by him in carrying out his duties under this Agreement. Employee shall present to Employer from time to time an itemized account of such expenses in such form as may be required by Employer.
        (b) Automobile. In recognition of Employee's need for an automobile for business purposes, Employer will provide Employee with an automobile, and pay all maintenance, repair, insurance and reasonable costs incident thereto.

     8. BENEFITS. Employer shall further:
        (a) provide Employee with key man life insurance in the amount of $300,000, of which $200,000 will be for the benefit of employee and $100,000 will be for the benefit of the Employer, provided Employee is insurable at standard rates; however, if extra premiums are necessitated by virtue of Employee's not being insurable at standard rates, Employee shall be obligated to pay such additional premiums or accept such reduced death benefits as may be purchased for the cost of standard premiums;
        (b) provide Employee with the same medical health and hospitalization insurance coverage as Employer provides to its other employees;
        (c) provide Employee with the same disability insurance coverage which Employer provides to its other employees; and
        (d) allow Employee to take part in any executive bonus plan, profit-sharing plan, qualified salary deferral plan, and pension plan which Employer now has or may hereafter adopt during the term of Employee's employment hereunder.

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     9. VACATIONS. Employee shall be entitled each year to a vacation of three
(3) weeks, during which time his compensation shall be paid in full.

     10.  TERMINATION.
        (a) Without cause, Employer and Employee may terminate this Agreement at any time upon one hundred twenty (120) days' written notice. In such event, Employee, if requested by Employer, shall continue to render his services and shall be paid his regular compensation up to the date of termination. In addition, there shall be paid to Employee on the date of termination a severance allowance of one (1) year's salary (less all amounts required to be withheld and deducted), plus the Performance Bonus set forth in Section 3(b), ratably apportioned if termination is not at the end of the fiscal year.
        (b) Employer may terminate Employee's employment for cause if:
            (1) Employee refuses to perform, or does not perform, in a normal business manner his duties of employment with Employer;
            (2) Employee fails or refuses to obey and comply with the instructions, rules and regulations of Employer as promulgated by its Board of Directors respecting the operations of Employer; or
            (3) Employee engages in any unlawful conduct in connection with his duties of employment with Employer, is guilty of any acts of dishonesty in connection therewith, is convicted of a felony, is convicted of a misdemeanor involving moral turpitude, or engages in any conduct clearly detrimental to the business of Employer.
            (4) Employee breaches any confidentiality or non-competition covenant or agreement with the Employer.

     If Employee's employment is terminated for cause, as set forth just hereinabove, Employee shall receive his Base Salary accrued up through the date of termination and shall be entitled to receive any Performance Bonuses (or portion thereof) and severance pay set forth in herein.

     Upon termination for any reason, except as may be otherwise required by law, all benefits set forth in Section 8 shall cease, although Employee may keep any pension or other similar rights which have already vested in him.

     11. DEATH DURING EMPLOYMENT. If Employee dies during the term of employment, Employer shall pay to the estate of Employee the Base Salary and Performance Bonus (but

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excluding severance pay) that would otherwise be payable to Employee up to the end of the month in which his death occurs.

     12. NOTICES. Any notice required or desired to be given under this Agreement shall be deemed given if in writing and delivered in person or by courier or sent by certified, United States mail, return receipt requested, postage prepaid, to his residence in the case of Employee, or to its principal office in the case of Employer. Notice shall be effective upon the date of delivery, if delivered in person or by courier, or three (3) days after depositing the notice in the United States mail, if sent by certified mail.

     13. WAIVER OF BREACH. The waiver by Employer of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee. No waiver shall be valid unless in writing and signed by an authorized officer of Employer.

     14. ASSIGNMENT. Employee acknowledges that the services to be rendered by him are unique and personal. Accordingly, Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of Employer under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of Employer.

     15. CONFIDENTIALITY. Employee acknowledges that he will become familiar with Employer's special methods of processing, pricing formulae, trade secrets, operational procedures, strategic plans, pricing guidelines, product development, confidential reports and lists of costs, customers and suppliers. Employee further acknowledges that said data is confidential and proprietary to Employer and agrees not to impart to any third party any of such proprietary data. Employer shall be entitled to protect its interest herein by specific performance and the right to enjoin Employee from engaging in such prohibited practices, without limiting any other remedies available to it. Employee agrees to execute and deliver any confidentiality agreement or similar document required by Employer of its employees.

     16. COVENANT AGAINST COMPETITION. In recognition of the close personal contact Employee will have with Employer's confidential and proprietary information and records, and the position of trust in which Employer holds Employee, Employee agrees as follows:
        (a) Non-Compete. For a period of one (1) year from date of termination, Employee shall not, either as an officer, stockholder, director, employee, representative, broker, partner, sole proprietor or in any other manner or capacity directly or indirectly work for or on behalf of a competitor of Employer within a fifty mile radius of any Employer operations.

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        (b) Anti-Solicitation: Customers, contractors, investors and employees.
For a period of one (1) year from date of termination, Employee shall not, either as an officer, stockholder, director, employee, representative, broker, partner, sole proprietor or in any other manner or capacity directly or indirectly call upon or solicit any customer, contractor, investor or employee of Employer for the purpose of doing business, investing or working, directly or indirectly, in the oil and gas industry, within any states in which Employer, during the term of Employee's employment, conducted any business or investment activities.
        (c) Anti-Solicitation: Employees. During the initial term of the Agreement, any periods for which the Agreement may be extended, and for a period of one (1) years thereafter, Employee shall not, directly or indirectly, or by action in concert with others, induce or influence or seek to induce or influence any person who has been engaged by Employer as an executive, employee, manager, salesman, broker, independent contractor or otherwise, to terminate his relationship with Employer.
        (d) Judicial Modification, Severability and Survival. If any provision of this Section 16, or any other Section of the Agreement, shall be held to be invalid or unenforceable, the remaining provisions hereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included herein. In the event that any provision of this
Section 16 relating to the duration, subject matter, or territory shall be declared by a court of competent jurisdiction to exceed the maximum duration, subject matter, or territory, such court deems reasonable and enforceable, then the provision(s) deemed unenforceable shall be amended to reflect the maximum duration, subject matter or territory which shall be enforceable. Notwithstanding anything else herein contained, the parties hereto expressly agree that this Section 16 shall survive the termination or expiration of Employee's employment by Employer regardless of the reason for such termination or expiration.
        (e) Remedy for Breach. The parties hereto recognize that the services to be rendered under this Agreement by Employee are of a special and unique character; and that in the event of the breach by Employee of the terms and conditions of this Agreement to be performed by Employee, or in the event the Employee shall violate any of the restrictions set forth in this Section 16, then Employer shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, to obtain damages for any breach of this Agreement, to enforce the specific performance hereof and to enjoin Employee from performing any prohibited act hereunder. Nothing herein contained shall be

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construed to prevent Employer's election of any such remedy in the event of the breach of the Agreement by Employee.

     17. APPLICABLE LAW. This Agreement has been negotiated and entered into and to some extent shall be performed in the State of Ohio, and by agreement of the parties shall be interpreted and construed in accordance with and pursuant to the laws of the State of Ohio.

     18. TAXES. Employer shall withhold all taxes, such as FICA and all employment-related taxes (income or otherwise), from the compensation, bonuses and benefits paid hereunder, as required by law. Employee shall be responsible for the payment of his income taxes on such compensation, bonuses, and benefits, though the Employer will withhold such taxes as it is required to withhold.

     19. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties. It may not be changed orally but only by an agreement in writing signed by both parties hereto.

     20. CAPTIONS. The captions herein contained in no way limit or extend the meaning of any Section, or the provisions therein, and are to be used for reference purposes only.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate at Knoxville, Tennessee, on the day and date first above written.

                                     EMPLOYEE:



                                         /s/ John M. Johnston
                                     ------------------------------------------
                                     John M. Johnston

                                     EMPLOYER:

                                     ENERGY SEARCH, INCORPORATED



                                     By:      /s/ Richard S. Cooper
                                       ----------------------------------------
                                            Richard S. Cooper, President


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